PRICING SUPPLEMENT NO. 147                                      Rule 424 (b)(3)
Dated: August 4, 1998                                        File NO. 333-43565
(To Prospectus dated January 21, 1998 and
Prospectus Supplement dated January 21, 1998)

                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                    Floating Rate Notes    Book Entry Notes
$28,000,000                          [x]                    [x]

Original Issue Date:                 Fixed Rate Notes       Certificated Notes
August 6, 1998                       [_]                    [_]


Maturity Date:                       CUSIP#: 073928 EK 5
August 6, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]     Commercial Paper Rate             Minimum Interest Rate: N/A

[_]     Federal Funds Rate                Interest Reset Date(s): *

[_]     Treasury Rate                     Interest Reset Period: Monthly

[_]     LIBOR Reuters                     Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                        Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: 5.62625%


Index Maturity:  One Month

Spread (plus or minus): -0.03%

-------------------------------------





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*     The 6th of each month.

**    The 6th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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